ALICO, INC.
                          Post Office Box 338
                        La Belle, Florida  33975
                        ________________________

                 Notice of Annual Meeting of Stockholders
                        To be held December 6, 2001
                        ________________________


                                                      November 16, 2001


To the Stockholders of ALICO, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ALICO, INC., a Florida corporation (the "Company"), will be held at the Holiday Inn Select, 13051 Bell Tower Drive, Fort Myers, Florida, at Ten O'Clock A.M., on Thursday, December 6, 2001, for the following purposes:


     1. To elect nine Directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified.


     2. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

Only stockholders of record on the Company's books at the close of business on October 12, 2001 will be entitled to notice of, and to vote at, said meeting and any and all adjournments thereof.



IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON BUT WISH
     YOUR SHARES TO BE VOTED UPON THE MATTERS TO COME BEFORE IT,
     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD
     AND MAIL IT IN THE ENCLOSED ENVELOPE. POSTAGE IS NOT REQUIRED IF MAILED IN THE UNITED STATES.

A copy of the Company's Forty-Second Annual Report to Stockholders, dated
     November 16, 2001, is enclosed herewith.

                                   By Order of the Board of Directors



                                              Denise Plair

                                               Secretary

                                    ALICO, INC.
                                Post Office Box 338
                              La Belle, Florida 33975

                                  PROXY STATEMENT

                                    SOLICITATION

                                                       November 16, 2001
                                                       La Belle, Florida

The Board of Directors of ALICO, INC. (the "Company") hereby solicits proxies to be used at the Annual Meeting of Stockholders of the Company to be held on December 6, 2001, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. Every proxy may be revoked at any time prior to the exercise thereof by any stockholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph.
All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

It is anticipated that this proxy statement and accompanying notice, form of proxy card and the Company's Annual Report will be first sent to the stockholders of the Company on or about November 16, 2001.


                          VOTING SECURITIES

The Company has only one class of voting securities outstanding, its Common Stock, $1 par value per share of which 7,059,039 were outstanding as of October 12, 2001. Each share entitles the holder thereof to one vote.
Only stockholders of record at the close of business on October 12, 2001 will be entitled to vote at the meeting or at any and all adjournments thereof.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF OCTOBER 12, 2001:

(a)	Beneficial Ownership of more than 5 percent of Voting Securities:
      ________________________________________________________________


The following table sets forth certain information as of October 12, 2001, relating to the beneficial ownership of shares of Common Stock of the Company by any person known to the Company to be the beneficial owner of more than five percent (5%)of the Common Stock of the Company. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company's Common Stock.


NAME AND ADDRESS OF         AMOUNT AND NATURE OF     PERCENT OF
 BENEFICIAL OWNERS          BENEFICIAL OWNERSHIP        CLASS
____________________        ____________________     __________

Ben Hill Griffin, III            3,584,926(1)           50.78
P. O. Box 127
Frostproof, FL  33843


Dimensional Fund Advisors, Inc.    411,400               5.85
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

EQSF Advisors, Inc.                353,300               5.03
767 Third Avenue
New York, NY 10017

______________

(1) Includes 3,493,777 shares held through Ben  Hill Griffin Investments,
    Inc.(3993 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89109), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr.
    Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.

(b) Security Ownership of Management:
     _________________________________

   NAME OF              AMOUNT AND NATURE OF          PERCENT OF
BENEFICIAL OWNER         BENEFICIAL OWNERSHIP            CLASS
_________________        ____________________         ___________

All Directors and            3,604,111 (1)                 51.06
Executive Officers
as a group(9 persons)
______________

(1) Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc. (3993 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89109), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in fiscal 2001 were timely filed.

                      NOMINEES FOR ELECTION AS DIRECTORS

At the Annual Meeting, nine Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected. If any of the nominees should be unable to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place.
A plurality of the votes received will elect each director.

The Board of Directors recommends that the stockholders vote FOR the proposal to elect the nine nominees listed below as Directors of the Company.

The information set forth below as to age, shareholdings, and business experience for the past five years, including principal occupation or employment (other than with the Company), has been furnished by each nominee.




                                                      Shares of Company
                                                         Common Stock
                                Position with Company,   Beneficially   Percent
                                     if any, and         Owned as of      of
Nominee                  Age   Principal Occupation     Oct. 12, 2001    Class
_______                  ___   _____________________  _________________  _____


Ben Hill Griffin, III    59    Chairman of the Board     3,584,926(1)   50.78
Frostproof, Florida (2)        and Chief Executive
                               Officer;
                               Director since 1973.
                               Chairman and
                               Chief Executive Officer
                               of Ben Hill Griffin, Inc.
                               (citrus production and
                               packing, fertilizer
                               manufacturing and ranching
                               company).

Richard C. Ackert       59     Director since 1998.            300        .0042
Fort Myers, Florida            President and Chief Executive
                               Officer of SouthTrust Bank,
                               Southwest FL (since 1994).

William L. Barton	      62     Director since 1998.          3,400        .0482
Naples, Florida	             Chairman/CEO Wilson,
				       Miller, Inc. (Retired)
                               Director & President, Mitigation
                               Land Partners, Inc.


Walker E. Blount, Jr.   81     Director since 1973.          1,600        .0227
        Bartow, Florida        Business Advisor to Wright,
                               Walker & Company, P.A.(since 1987).
                               Vice President & Director,
                               Citrus & Chemical
                               Bancorporation, Inc.
                               Director, Citrus & Chemical
                               Bank.

Monterey Campbell       70     Director since February 2001.   215        .0030
Bartow, Florida                Of Counsel, Gray Harris Robinson
                               Lane Trohn Attorney at Law.
                               Chief Judge, Second District
                               Court of Appeal (Retired)
                               (1980-2001).



                                                      Shares of Company
                                                         Common Stock
                                Position with Company,   Beneficially   Percent
                                     if any, and         Owned as of      of
Nominee                  Age   Principal Occupation     Oct. 12, 2001    Class
_______                  ___   _____________________  _________________  _____



Ben Hill Griffin,IV      33    Director since 1994.         6,800        .0963
Frostproof, Florida (2)        President, Ben Hill
                               Griffin, Inc. (since 6/7/01).
                               Vice President, Ben Hill Griffin, Inc.
                               (8/25/94 through 6/7/01)


K. E. Hartsaw            75    Director since 1991.              0        0
Orlando, Florida               Director, Ben Hill Griffin, Inc.
                               Partner KPMG LLP (Retired)


W. Bernard Lester        62    Director since 1987.         6,820       .0966
La Belle, Florida              President (since 1997)
                               Chief Operating Officer (since 1986)
                               Executive Vice President
                               (1/88 to 12/97)


Thomas E. Oakley         59    Director since 1992.            50       .0007
Winter Haven, Florida          President, Oakley Transport,
                               Inc. (international food
                               transportation company).



(1)   Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc.
      (3993 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89109), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's
      Common Stock.


(2) Mr. Griffin, III is father of Mr. Griffin, IV. No other nominees are related.






                 LITIGATION PROCEEDINGS INVOLVING DIRECTORS OR NOMINEES


The Company has been informed by Ben Hill Griffin III that he is a party to a Lawsuit filed against him in Polk County, Florida Circuit Court by the families of his four sisters, most of the members of whom are beneficiaries of a trust, entitled the Ben Hill Griffin, Jr. Revocable Intervisos Trust #1 (the "Trust"). The plaintiffs in the lawsuit (The Four Sisters Protectorate, et al
v. Ben Hill Griffin, III, Trustee, Case No. GC-G-0054, Section 81) sought to impose judicial sanctions on Mr. Griffin III, including his removal as Trustee of the Trust based on allegations of over-compensation and receipt of an illegal bonus. On March 29, 2001, after court-ordered mediation pending completion of which the trial was adjourned. Mr. Griffin III and a representative of the Four Sisters Protectorate, joined by their respective counsel, executed a "Settlement Agreement" which set forth the basic elements of a settlement of the lawsuit, contingent upon several events, including Internal Revenue Service approval of the proposed transaction as a tax free split-off for federal income tax purposes, and the Court's judicial termination of the Trust. The terms contained in the Settlement Agreement were not intended, nor were they sufficient, to resolve all specific items necessary to consummate a settlement of the lawsuit. The Settlement Agreement provided that the shares of Alico stock then owned by Ben Hill Griffin Investments, Inc. would be utilized in the tax free split-off, along with other assets, as a means of allocating to the FSP assets approximating the value of their interests in Ben Hill Griffin Investments, Inc., a holding company wholly owned by the Trust, Ben Hill Griffin III, the Four Sisters Protectorate and its members.

Mr. Griffin III has indicated that following execution of the Settlement Agreement the parties disagreed as to its validity or enforceability on various grounds. On May 14, 2001, the Harris Family filed a motion in the Circuit Court of the 10th Judicial Circuit in and for Polk County, Florida (Case No. GC-G-
0054) seeking to have the Settlement Agreement set aside as invalid and unenforceable. On November 2, 2001 the Court entered a written order that the Settlement Agreement is enforceable. Mr. Griffin III's attorneys indicate that a large number of issues related to the mechanism and terms of the proposed distribution of certain of the assets of the Trust to the families of the four sisters, including the Alico stock beneficially owned by the Trust, remain to be worked out between the representatives of the four sisters and Ben Hill Griffin III and are currently being negotiated. According to them these terms are expected to be set forth in a definitive separation agreement, which is still being negotiated by the parties to the litigation but is expected to be finalized shortly. The Company further understands that consummation of the settlement will be subject to various conditions which are still being discussed, but will include the requirement that the parties receive a favorable IRS Revenue Ruling. Mr. Griffin III's attorneys indicate that no ruling request has yet been submitted. Neither the Company nor Mr. Griffin III know when or if the settlement will be implemented but believe
IRS ruling process alone could take 6 months from the date a ruling request is submitted.

Mr. Griffin III has also informed the Company that immediately before the hearing on the enforcement of the State court action, lawyers for the Harris family provided Mr. Griffin III's attorneys with copies of a federal court action naming among others as defendants, Mr. Griffin III, individually and as Trustee of the Ben Hill Griffin Jr. Revocable Intervisos Trust #1, and BHG Inc. According to Mr. Griffin III's attorneys, this litigation was filed in the federal district court for the Northern District of Florida (Case No: 4:olcv 432-5PM). The complaint, amount other things, seeks to set aside the settlement agreement based on alleged violations of the securities laws, fraud, and negligence. Although this suit was filed on October 2, 2001, Mr. Griffin III's attorneys indicate that, as of this date, neither Mr. Griffin III nor BHG Inc. has been served in this action. Mr Griffin III's attorneys have indicated that they believe this suit is without merit, if not frivolous, and have stated that if Mr. Griffin III is ever served, he will defend it vigorously.

                        DIRECTORS' COMPENSATION, COMMITTEES OF THE
                          BOARD OF DIRECTORS AND CERTAIN MEETINGS

The Company's Board of Directors held 15 meetings in fiscal 2001. Each member of the Board of Directors, including employees of the Company, received $1,000 for each Board meeting attended. During the year ended August 31, 2001, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2)the total number of meetings of all the Committees of the Board on which he served.

The Company has an Executive Committee, an Audit Committee, and a Compensation Committee;it does not have a Nominating Committee.

The Executive Committee, which exercises, to the extent permitted by Florida law, all the powers of the Board of Directors during intervals between Board meetings, consists of Ben Hill Griffin, III,W. Bernard Lester, and Ben
Hill Griffin, IV.  The Executive Committee met 10 times during fiscal
2001. No compensation is paid for executive committee meetings.

The Audit Committee, which is composed of five independent non-employee directors, met twice during the fiscal year. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company's independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, and to review the adequacy of the system of internal accounting controls, procedures and practices.

The Audit Committee operates pursuant to a Charter approved by the board, a copy of which was attached to last year's Proxy Statement. All members of the Audit Committee are independent directors as defined by the National Association of Security Dealers rules. Each outside director received $1,000 for the committee meetings, and the Chairman received $1,250.

The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The Compensation Committee met three times during the fiscal year 2001. Outside directors were paid $1,000 for the committee meetings, and the Chairman was paid $1,250.


AUDIT COMMITTEE REPORT

The Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended August 31, 2001 (the "audited financial statements").


* The Committee has reviewed and discussed the audited financial statements with management of the Company.

* The Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.


* The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence from the Company.

* Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001, for filing with the U.S. Securities and Exchange Commission.


                                    AUDIT COMMITTEE
                                       Richard C. Ackert, Chairman
                                       William L. Barton
                                       Walker E. Blount, Jr.
                                       Thomas E. Oakley
                                       Monterey Campbell

COMPENSATION COMMITTEE REPORT



The Company's general compensation philosophy aims to provide base Compensation comparable with similar Florida businesses, allowing the Company to attract and retain qualified employees.
In addition, the Company provides incentive compensation through a bonus program which is dependent on the individual's performance and which will also vary with the Company's performance. Accordingly, while the executive compensation program provides an overall level of compensation that is competitive within the Florida agribusiness industry, actual compensation levels in any given year may be greater or less than average competitive levels in comparable companies, depending on the Company's overall performance or such year and on the specific individual's performance or contribution to the Company. As additional incentive compensation, the Company adopted the 1998 Incentive Equity Plan, pursuant to which employees of the Company may be selected by the Board, in the Board's sole discretion, to receive stock options, restricted stock awards, or stock appreciation rights.

The Compensation Committee, comprised of independent directors on the Company's Board of Directors, reviews executive compensation and determines Compensation levels which it then recommends to the Board of Directors.
In determining the base compensation and any bonuses to be awarded to its executives, the Compensation Committee uses no set formula but rather evaluates a series of factors, including but not limited to
(i) industry performance for such year, (ii) the Company's performance as compared to others in the industry that year, (iii) the Company's performance for such year as compared to the Company's performance with the previous year, and (iv) the individual's performance or contributions for such year as compared with such individual's performance or contributions the previous year, if applicable.
In addition, the Compensation Committee will, in its discretion, evaluate other external and internal factors affecting performance, including individual circumstances.



The Chief Executive Officer's compensation is established using the same criteria as set forth above generally for executive compensation. For fiscal 2001, Mr. Ben Hill Griffin, III's base salary was comparable to that of the previous year, with a bonus award reflecting the Company's performance vis a vis comparable businesses and Mr. Griffin's contribution to such performance. In addition to his base salary and bonus pursuant to the terms of the Company's 1998 Incentive
Equity Plan, Mr. Griffin received a grant of options to purchase
11,651 shares of the Company's common stock, the exercise price of which was based on the market price of the Company's common stock on September 12, 2000. The exercise price was based on the market price of the Company's common stock on August 31, 2000. Other
Company employees also received stock options as part of their compensation during 2001.


Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is not deductible for tax purposes. It is the responsibility of the Compensation Committee to determine whether any actions with respect to this compensation limit should be taken by the Company. During fiscal year 2001 no executive officers of the Company received any compensation in excess of this limit nor is it
Anticipated that any executive officer will receive any such compensation during fiscal year 2002. Therefore, the Compensation
Committee has not taken any action to date to comply with this limit.


                            COMPENSATION COMMITTEE
                             Walker E. Blount, Jr., Chairman
                             Richard C. Ackert
                             William L. Barton
                             Thomas E. Oakley
                             Monterey Campbell

                           EXECUTIVE OFFICERS

The following table set forth certain information on the Named Executive Officers other than those already listed in the table for Nominees for Election as Directors:


Name and Age of
Executive Officer          Position and Background with the Company
_________________          ________________________________________

L. Craig Simmons    49     Vice President and Chief Financial Officer
La Belle, Florida          (since February 7, 1995)

                           EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, identifying those whose cash compensation exceeded $100,000:

                           SUMMARY COMPENSATON TABLE
                           _________________________

                                                   Securities       All
                                                   Underlying      Other
Name and              Fiscal  Annual Compensation   Options/      Compen-
Principal Position     Year   Salary(a)   Bonus(b)  SARs(c)(#)    sation(d)
 __________________     ____   ________    ________  __________    ________


BEN HILL GRIFFIN, III  2001   $281,767    $222,000      11,651      $44,107

Chairman and Chief     2000    239,870     222,000       4,913       45,052
Executive Officer      1999    229,000     116,000       5,500       54,002

W. BERNARD LESTER      2001   $235,600    $202,000      11,651      $83,847
President and Chief    2000    223,200     185,000       3,463       63,846
Operating Officer      1999    216,000     100,000       5,500       65,067

L. CRAIG SIMMONS       2001   $ 77,200    $ 23,450       4,112      $32,999
Vice President         2000     67,100      20,025       1,448       33,744
Chief Financial Officer1999     60,500      15,200       2,350       18,868

All Executive          2001   $594,567    $447,450      27,414     $160,953
Officers as a group(d) 2000    530,170     427,025       9,824      142,642
                       1999    505,500     231,200      13,350      137,937
_______________

(a)  Represents total cash compensation earned.
(b) Represents compensation for discretionary cash bonuses which are based on individual and company performance.

(c) Stock options were granted, for the first time, during fiscal 1999, under the Company's Incentive Equity Plan.

(d) Represents Company contributions to the Employees' Profit Sharing Plan, a nonqualified defined benefit retirement plan and Directors' Fees for Messrs. Griffin, III and Lester (2001 - $15,200 each; 2000 - $13,000 each;
     1999 - $13,000 each, respectively.)


The following table sets forth stock options granted during fiscal 2001 to each of the Company's executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-ear terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten-year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on market price on the date of grant.



                          Option/SAR Grants in Last Fiscal Year
                          _____________________________________

                          Individual Grants(a)
              __________________________________________

                                Percent of
                                Options/                  Potential Realizable
                     Number of    SARs                      Value at Assumed
                     Securities Granted to Exer-          Annual Rates of Stock
                    Underlying  Employees  cise            Price Appreciation
                   Options/SARs  in      or Base  Expira-  for Option Term(b)

               Date    Granted  Fiscal    Price   tion  ______________________
Name         of Grant   (#)     Year     ($/Sh)   Date  0%($)  5%($)   10%($)
____         ________ _______  _______  _______  _____  ____  ______  ________
Ben Hill
Griffin, III  9/12/00   11,651   26.38%   $14.62  8/31/11  -  $107,125  $271,467

W. Bernard
Lester        9/12/00   11,651   26.38%    14.62  8/31/11  -  $107,125  $271,467

L. Craig
Simmons       9/12/00    4,112    9.31%    14.62  8/31/11  -  $ 37,808  $ 95,809

All Employees
as a Group    (c)       44,168  100.00%     (c)    (c)  $406,103(d)$1,029,110(d)

____________________

(a)  Options and stock appreciation rights granted under the Incentive Equity
     Plan (the "Plan") to the Company's executive officers named in the Summary
     Compensation Table, are first exercisable on August 31, 2001. The Company issued stock appreciation rights, during fiscal 2001,to each of the executive officers named in the Summary Compensation Table.

(b) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates presented by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(c)  Options and stock appreciation rights granted under the Plan during fiscal
     2001 were all granted on September 12, 2000, became exercisable on August
     31, 2001, and have a contractual life of ten years. The exercise price of all options granted to employees during fiscal 2001 is $14.62.

(c) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.


COMMON STOCK PERFORMANCE

The following graph compares the value of $100 invested on September 1, 1996 in the Company's common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index consists of four companies, all of which are agribusiness concerns, one of which is based in Florida: Alexander & Baldwin Inc., Consolidated Tomoka Land Co., Scheid Vineyards, Inc., and
Tejon Ranch Co. The total return includes the reinvestment of dividends. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph below:


                                                          Peer
     Year			Alico, Inc.		S&P 500         Group

     ____            ___________          _______         _____

     1997               116.49             140.65         125.55
     1998                87.67             152.03          98.30
     1999                83.19             212.58         114.60
     2000			 84.16             247.27         118.14
     2001               158.11             186.96         128.98
___________________

(1)  Total return calculations for the S&P 500 Index were performed by Standard
     & Poor's Compustat Services, Inc.

(2) Total return calculations for the peer group index (consisting of four companies) were performed by Standard and Poor's Compustat Services, Inc.



CONTINGENT COMPENSATION

1998 Incentive Equity Plan

__________________________


The Company maintains an incentive equity plan (the "Incentive Equity Plan") pursuant to which Board members and employees selected by the Board of Directors may receive options to purchase Company common stock, awards of restricted stock, and stock appreciation rights (SARs). The purpose of the plan is to advance the interests of the Company and its stockholders by offering participants an opportunity to acquire or increase their proprietary interests in the Company, and thereby receiving additional incentives to achieve the Company's objectives. No stock options, SARs or restricted stock may be granted under the plan on or after the tenth anniversary of the plan's effective date.

       The Incentive Equity Plan is administered by the Board of Directors.

Pension and Profit Sharing
__________________________

The Company operates a Profit Sharing Plan under Section 401(k) of the Internal Revenue Code
         (the "Plan"). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after three (3) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20%
         with each additional year of service. Employees become fully vested upon completion of seven (7) years service.

The Plan is fully funded by contributions by the Company, except for such contributions of employees electing to take advantage of the salary reduction feature (Section 401(k) Internal
        Revenue Code). Contributions by the Company are determined by its Board of Directors from time to time with allocations to employee accounts based on each participant's salary.
       The Plan also includes a voluntary employee contribution provision pursuant to Section
       401(k) of the Internal Revenue Code which allows employees to contribute up to 20% of their salary, or a maximum of $10,500. All 401(k) accounts are 100% vested.

Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum.
       For the year ended August 31, 2001, the Company contributed a total of $443,942 to the
       Profit Sharing Plan.

Additional Plan
_______________

The Company has a nonqualified defined benefit retirement plan, which covers officers of the
        Company, as well as certain management and key personnel (the "Nonqualified Plan").
        The Nonqualified Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches age 65. The participants are required to pay a portion of the cost of the Nonqualified Plan and the Company pays the remaining amount. The expense and monthly benefit amount are based on the participant's annual salary and age at the date of entry into the Nonqualified Plan.

Pension expense for the additional retirement benefits was approximately $395,000, $128,000 and $213,000 for the years ended August 31, 2001, 2000 and
1999,
        respectively.


                  INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS


Effective November 2, 1983, the Company entered into a continuing marketing contract covering the majority of its citrus crop with Ben Hill Griffin, Inc., a company which is controlled by Ben Hill Griffin, III, the Company's Chairman of the Board and Chief Executive Officer. This contract provides for modifications to meet changing conditions and cancellation by either party by giving notice prior to August first preceding the next fruit season. Modifications to the terms of the contract are made upon the mutual agreement of both parties and can relate to numerous provisions of the contract including the quantity of fruit to be delivered and service fees to be collected by Ben Hill Griffin, Inc.  Such modifications may be necessary depending on factors such as weather and general market conditions.  During  the year ended August 31,
2001 approximately 77 percent of the Company's crop was marketed under this contract.  Under the terms of this contract, the Company's fruit is harvested, packed and/or otherwise processed and sold along with fruit from other growers,
including Ben Hill Griffin, Inc., and the proceeds distributed on a pro rata basis  as sales of the finished product are made by the buyer.
The Company bears the costs of harvesting.  The co-mingling of fruit with other growers permits Alico to participate
in the negotiation of higher prices from buyers that would not likely be available if price negotiations were limited only to Alico's fruit. The marketing contract also permits
       Alico's fruit to be sold in either fresh or processed form, in
639:    whichever market will provide the highest return. Historically, this contract has provided
       highly competitive returns. Ben Hill Griffin, Inc. receives a handling fee and a marketing fee out of the sales proceeds. The assistance provided for by the contract is considerable and reduces the number of staff which the Company would otherwise have to employ. Additionally, the Company may receive advances on sales which are then deducted from its share of the distributed proceeds. Substantially ll of the 2001-2002 citrus crop will be marketed under the terms of this contract; also, Ben Hill Griffin,
Inc. provides
     harvesting services for citrus sold to unrelated processors. The total amount paid to Ben Hill Griffin, Inc., under the terms of the marketing contract, for harvesting and other costs was $7,614,788 during the year ended August 31, 2001. In addition,
    Griffin was paid $2,185,899 for harvesting citrus sold to an unrelated processor.
    These charges are comparable to similar services available in the industry.

The Company purchased from Ben Hill Griffin, Inc., on a competitive bid basis, fertilizer, spray, herbicides and other miscellaneous supplies at a total cost of $6,029,491 during the year.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of KPMG LLP, Certified Public Accountants, 111 North Orange Avenue, Suite 1600,
        Orlando, Florida 32801, has served as the Company's independent certified public accountants since January 1, 1984. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial statements, reviews the financial information included in the annual report to shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange Commission; and (2) prepares the federal and state income tax returns.
All services performed by the independent accountants are approved by the Audit
      Committee of the Board of Directors prior to performance.

Representatives of KPMG LLP are expected to be present at the Annual Meeting of
        Stockholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Upon the Audit
       Committee's recommendation, the Board of Directors reaffirmed continuation of KPMG
       LLP as auditors.
65
        The following list details the aggregate fees billed by KPMG LLP for professional services:

Audit Fees           $  95,640

All other Fees       $ 874,605 (1)

(1) This number includes $49,605 billed for Tax Fees and $825,000 billed for other Consulting Fees.

The Audit committee of the Board of Directors has determined that the provision of the non-audit professional services is compatible with maintaining KPMG LLP's independence.


                            SHAREHOLDERS' PROPOSALS

Shareholders' proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention:
Corporate Secretary) by July 14, 2002 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2002 annual meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

For any stockholder proposal that is not submitted for inclusion in the 2002 Proxy Statement, but is instead sought to be presented directly at the 2002 Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on July 25, 2002; or (ii) receives notice of the proposal before the close of business on July 25, 2002 and advises stockholders in the 2002 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

                               OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting.
        If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

                                     By Order of the Board of Directors



                                               Denise Plair
                                                Secretary

                                 FORM 10-K

A copy of the 2001 Annual Report on Form 10-K for the fiscal year ended August 31, 2001, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:

                                 Alico, Inc.
                             Post Office Box 338
                           La Belle, Florida  33975

                            ALICO, INC.
                           P. O. BOX 338
                      La Belle, Florida 33975
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
The undersigned stockholder(s) of Alico, Inc., a Florida corporation (the "Company"), hereby appoints BEN HILL GRIFFIN, III and W. BERNARD LESTER or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on October 12,
2001, at the Annual Meeting of Stockholders of the Company to be held on Thursday,
        December 6, 2001, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present:
1. ELECTION OF DIRECTORS:

(   )  FOR electing all nominees listed below (except as marked to the contrary)

(   )  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

Nominees:  Richard C. Ackert, William L. Barton, Walker E. Blount,
        Jr., Monterey Campbell, Ben Hill Griffin, III, Ben Hill Griffin, IV, K.
E.
Hartsaw, W. Bernard Lester, Thomas E. Oakley.

2. In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

           (Continued and to be signed on the other side)

This proxy card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1.



				    Dated _______________________________, 2001



				    ___________________________________________
						    Signature of Stockholder

                            ___________________________________________
                            Signature of Stockholder (if held jointly)
                            (Executors, Administrators, Trustees,
                            Guardians, etc. will so indicate when signing.)

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY
IN THE ENCLOSED ENVELOPE.  YOUR PROMPT ATTENTION WILL BE
APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES

Alico, Inc.
P.O. Box 338
LaBelle, FL  33975

November 30, 2001

Securities and Exchange Commission
Washington, DC  20549

Dear Sirs:

Herewith, in accordance with Regulation 14A of the Securities Exchange Act of 1934, we are transmitting our definitive proxy material. The proxy material was mailed to shareholders of record; however, the Company overlooked sending a copy to the Securities and Exchange Commission.

Sincerely,

ALICO, INC.

Denise Plair

Denise Plair
Corporate Secretary